Exhibit N

Bolivarian Republic of Venezuela

7.00% Global Bonds due 2015

Underwriting Agreement

March 7, 2005

Deutsche Bank AG London
Winchester House, 1 Great Winchester Street
London EC2N 2DB

UBS Securities LLC
677 Washington Boulevard
Stamford, Connecticut 06901

Ladies and Gentlemen:

     The Bolivarian Republic of Venezuela (the “Republic”) proposes, subject to the terms and conditions stated herein, to sell to you (the “Underwriters”) an aggregate of #eu#1,000,000,000 principal amount of the 7.00% Global Bonds due 2015 of the Republic (the “Securities”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Prospectus Supplement (as defined in Section 1(a)).

     1. Representations and Warranties of the Republic. The Republic represents and warrants to, and agrees with, each of the Underwriters that:

     (a) The Republic meets the requirements for use of Schedule B under the Securities Act of 1933, as amended (the “Act”), is a “seasoned” foreign government issuer within the meaning of Commission Release No. 33-6424 and has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Schedule B (File No. 333-112250) relating to the Securities; such registration statement and any post-effective amendment thereto, in the form heretofore delivered to you or your counsel, have been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission (other than the documents incorporated therein by reference, if any, and the prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to you or your counsel); and no stop order suspending the effectiveness of such registration statement and any post-effective amendments thereto, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission; the prospectus supplement dated March 7, 2005 relating to the Securities is hereinafter called the “Prospectus Supplement”; the various parts of such registration statement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the base prospectus relating to the Securities contained in the Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus”; such Base Prospectus, as supplemented by the Prospectus Supplement, is hereinafter called the “Prospectus”; any reference to the Prospectus Supplement or the Prospectus as amended or supplemented shall be deemed to refer, as appropriate, to the Prospectus Supplement or the Prospectus as amended or supplemented in relation to the offering of the Securities in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act; any reference herein to the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein as of the respective dates of the Prospectus Supplement and the Base Prospectus, and any reference to any amendment or supplement to the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any annual reports on Form 18-K and any amendments to such Form 18-K on Form 18K/A (including all exhibits thereto) (collectively, a “Form 18-K”) filed after the date of the Prospectus Supplement or the Base Prospectus, as the case may be, under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in either of the Prospectus Supplement or the Base Prospectus, as the case may be;

     (b) The Registration Statement, the Base Prospectus and the Prospectus Supplement conform, and any further amendments or supplements to the Registration Statement, Base Prospectus or the Prospectus Supplement will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; the Registration Statement did not, as of the effective date of the Registration Statement, and will not, as of the applicable date of any amendment thereto, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, as amended or supplemented with respect to the offering of the Securities as of the applicable filing date thereof, did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Republic by you expressly for use in the Prospectus, as amended or supplemented with respect to the Securities;

     (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change, or any event that would reasonably be expected to result in a prospective material adverse change, in the financial, economic or fiscal condition of the Republic, otherwise than as set forth in the Prospectus;

     (d) The execution and delivery of this Agreement and all other documents to be executed and delivered by the Republic hereunder have been duly authorized and have been or will have been at the Time of Delivery duly executed and delivered by the Republic;

     (e) The Securities have been duly authorized, and, when executed, authenticated, issued and delivered pursuant to this Agreement and the Fiscal Agency Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Republic entitled to the benefits provided by the Fiscal Agency Agreement, dated as of August 6, 1998, as amended (the “Fiscal Agency Agreement”, and together with this Agreement, the “Agreements”), between the Republic and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as fiscal agent (the “Fiscal Agent”), under which they are to be issued; the Fiscal Agency Agreement has been duly authorized, executed and delivered, and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Fiscal Agency Agreement (to the extent the provisions thereof are applicable to the Securities) conforms, and the Securities will conform, to the descriptions thereof contained in the Prospectus as amended or supplemented with respect to the Securities; and the statements made under the captions “Description of the Debt Securities” in the Base Prospectus and “Description of the Global Bonds” in the Prospectus Supplement, as amended or supplemented, insofar as they purport to summarize the terms of the Securities, constitute accurate, complete and fair summaries of such terms;

     (f) All approvals, authorizations, permits, consents, exemptions and licenses of or by, and notices to or filings or registrations with Venezuela or any agency, department, ministry, authority, statutory corporation or other statutory body or juridical entity of Venezuela or any political subdivision thereof or therein, now existing or hereafter created, and any bank, corporation or other legal entity 51 percent or more of the capital or voting stock or other ownership interest of which is now or hereafter owned or controlled, directly or indirectly, by Venezuela (“Governmental Authorizations”) in the Republic required for the issue and sale of the Securities or the consummation by the Republic of the transactions contemplated by this Agreement, the Fiscal Agency Agreement or the Securities, including without limitation the payment of interest and principal to the holders of the Securities outside the Republic in accordance with the terms thereof, have been (or prior to the Time of Delivery (as defined in Section 4(a) below), will be) obtained and are (or, prior to the Time of Delivery, will be) in full force and effect; and the issue and sale of the Securities and the consummation by the Republic of the transactions contemplated by this Agreement, the Fiscal Agency Agreement and the Securities will be in compliance with all laws, decrees and regulations of the Republic;

     (g) The payment obligations of the Republic under the Securities will be general, direct, unconditional and unsubordinated obligations of the Republic and will rank at least pari passu, in priority of payment with all other existing and future unsecured and unsubordinated External Debt of the Republic (as defined in the Securities). The remittance obligations of Banco Central under the Banco Central Undertaking will rank at least pari passu in priority with all other existing and future remittance obligations of Banco Central in currencies other than Bolivars (other than Banco Central remittance obligations to Petróleos de Venezuela, S.A., to the extent that such obligations are required to be given priority by Article 113 of the law of Banco Central);

     (h) Other than as set forth in the Prospectus, there are no legal or governmental actions, suits, arbitrations or proceedings pending to which the Republic is a party which, if determined adversely to the Republic, would individually or in the aggregate have a material adverse effect on the financial, economic or fiscal condition of the Republic or its ability to perform its obligations under this Agreement, the Fiscal Agency Agreement or the Securities or which are otherwise material to the rights of holders of the Securities; and, to the best of the Republic’s knowledge, no such actions, suits, arbitrations or proceedings are threatened which, if determined adversely to the

Republic, would individually or in the aggregate have a material adverse effect on the financial, economic or fiscal condition of the Republic or its ability to perform its obligations under this Agreement, the Fiscal Agency Agreement or the Securities or which are otherwise material to the rights of holders of the Securities;

     (i) Other than as set forth in the Prospectus, the Republic is not in default in the payment of principal, interest or any other amount owing on any obligation in respect of indebtedness for money borrowed, and the Republic has not received any notice of default or acceleration with respect to any obligation in respect of indebtedness for money borrowed, in each case which, individually or in the aggregate, would have a material adverse effect on the financial, economic or fiscal condition of the Republic or its ability to perform its obligations under this Agreement, the Fiscal Agency Agreement or the Securities or which is otherwise material to the rights of the holders of the Securities; and the issue and sale of the Securities and the compliance by the Republic with all of the provisions of this Agreement, the Fiscal Agency Agreement and the Securities and the consummation of the transactions herein and therein contemplated will not conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, the Constitution of the Republic, as amended to the date hereof, or any statutes, laws, decrees or regulations of the Republic or any treaty, convention or agreement to which the Republic is a party and which default, in each case or in the aggregate, would have a material adverse effect on the financial, fiscal or economic condition of the Republic or its ability to perform its obligations under this Agreement, the Fiscal Agency Agreement or the Securities or which is otherwise material to the rights of the holders of the Securities;

     (j) To ensure the legality, validity, enforceability, priority or admissibility in evidence in the Republic of this Agreement, the Fiscal Agency Agreement or the Securities, it is not necessary that this Agreement, the Fiscal Agency Agreement or the Securities or any other documents or instruments be registered, recorded or filed with any court or other authority in the Republic or that any documentary, stamp or similar tax, imposition or charge be paid on or in respect of this Agreement, the Fiscal Agency Agreement or the Securities, except that the powers of attorney provided for in Section 13 hereof, if granted in Venezuela, must be granted before a Venezuelan notary public;

     (k) No stamp or other duty is assessable or payable in, and no withholding or deduction for any taxes, duties, assessments or governmental charges of whatever nature is imposed or made for or on account of any income, registration, transfer or turnover taxes, customs or other duties or taxes of any kind, levied, collected, withheld or assessed by or within, Venezuela or any subdivision of or authority therein or thereof having power to tax, in connection with (i) the authorization, execution, issue, sale or delivery of the Securities and the performance of its obligations under this Agreement, the Fiscal Agency Agreement and the Securities, (ii) the sale and delivery outside the Republic by the Underwriters of the Securities acquired pursuant to this Agreement, to the initial purchasers thereof or (iii) the authorization, execution or delivery of the this Agreement, the Fiscal Agency Agreement or the Securities;

     (l) Except as set forth in Section 13(d), neither the Republic nor any of its assets is entitled to immunity from suit, execution, attachment or other legal process in any jurisdiction, and the waiver therefrom contained in Section 13(d) is valid and binding under the laws of Venezuela; notwithstanding the foregoing, it is understood that the Republic and its properties located within Venezuela have immunity from setoff, attachment prior to judgment or in aid of execution and from execution of judgment, as provided by the law of Venezuela;

     (m) Other than as permitted by Regulation M promulgated under the Securities Exchange Act of 1934, neither the Republic nor any person acting on its behalf has taken, directly or indirectly, any action that might reasonably be expected to cause or result in stabilization of the price of any security of the Republic to facilitate the sale or resale of the Securities; provided, however, that no representation or warranty is given by the Republic with respect to any actions of the Underwriters;

     (n) This Agreement, the Fiscal Agency Agreement and the Securities are in proper legal form under the laws of the Republic for the enforcement thereof against the Republic under the laws of the Republic;

     (o) Except as described in the Prospectus Supplement, the Republic is not aware that any of Standard & Poor’s Rating Services, a division of the McGraw Hill Companies Inc. (“Standard & Poor’s”), Moody’s Investors Service (“Moody’s”) or Fitch Ratings (“Fitch”) has made any announcement that it will have under surveillance or review, with possible negative implications, its rating of any of the Republic’s debt securities; and the Republic has not been informed by any of Standard & Poor’s, Moody’s or Fitch that it intends or is contemplating any downgrading in any rating accorded to the Republic’s debt securities or any announcement that it will have under surveillance or review, with possible negative implications, its rating of any of the Republic’s debt securities;

     (p) The statements with respect to matters of Venezuelan law set forth in the Prospectus are correct in all material respects;

     (q) The full faith and credit of the Republic has been pledged for the due and punctual payment of the principal of, and interest on, and any additional amount with respect to, the Securities and the performance of its obligations thereunder and hereunder;

     (r) The courts of Venezuela will observe and give effect to the choice of New York law as the governing law of this Agreement, the Fiscal Agency Agreement and the Securities; and

     (s) The Republic is a member in good standing, and is eligible to use the general resources, of the International Monetary Fund.

     2. Sale and Purchase of Securities. Subject to the terms and conditions herein set forth, the Republic agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Republic, at a purchase price per #eu#1,000 principal amount equal to #eu#993.01, plus accrued interest, if any, from March 16, 2005, to the Time of Delivery hereunder, minus an amount equal to 0.25% of the aggregate principal amount of the Securities to be delivered at the Time of Delivery to such Underwriter, and minus #eu#30,605 towards the reimbursement of expenses incurred by the Underwriters and reimbursable by the Republic pursuant to Section 6 hereof, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto.

     3. Resales of Securities. Upon the authorization by you of the release of the Securities, each of the Underwriters proposes to offer the Securities for sale upon the terms and conditions to be set forth in the Prospectus Supplement.

     4. Securities; Delivery of Securities.

     (a) The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities which will be deposited by or on behalf of the Republic with DTC, Euroclear and Clearstream, as applicable, or its designated custodian. The Republic will deliver the Securities to each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor, by wire transfer of Federal (same day) funds, by causing DTC, Euroclear and Clearstream, as applicable, to credit the Securities to the account of each Underwriter at DTC, Euroclear and Clearstream, respectively. The certificates representing the Securities will be made available to each Underwriter for checking at least twenty-four hours prior to the Time of Delivery at the office of DTC, Euroclear and Clearstream, as applicable, or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be 8:30 a.m., New York City time, on March 16, 2005, or such other time and date as the Underwriters and the Republic may agree upon in writing. Such time and date are herein called the “Time of Delivery”.

     (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 7(n) hereof, will be delivered at the offices of Sullivan & Cromwell LLP, 1701 Pennsylvania Avenue, N.W., Washington, D.C. 20006 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

     5. Covenants of the Republic. The Republic agrees with each of the Underwriters:

     (a) To prepare one or more Prospectus Supplements in a form approved by you and to file any such Prospectus Supplements pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date hereof, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Prospectus or Prospectus Supplements, or any amended or supplemented Prospectuses, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction in the United States or any other jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or any amended or supplemented Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Prospectus or any amended or supplemented Prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

     (b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Republic shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

     (c) To furnish the Underwriters with copies of the Prospectus in such quantities as you may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such time period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

     (d) Without prejudice to its obligations under Section 5(c) above, the Republic will notify each Underwriter promptly of any change affecting any of its representations, warranties, agreements and indemnities herein at any time prior to payment being made to the Republic at the Time of Delivery and take such steps as may be reasonably requested by any Underwriter to remedy and/or publicize the same;

     (e) Between the date hereof and the Time of Delivery (both dates inclusive) the Republic will not without the prior approval of the Underwriters (such approval not to be unreasonably withheld), make any official announcement which would have an adverse effect on the marketability of the Securities;

     (f) During the period from the date hereof through and including the Time of Delivery, the Republic will not, without the prior written consent of each Underwriter, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Republic and having a tenor of more than one year from time of delivery (except that such consent is not required to extend the maturity of the Republic’s yen denominated notes due 2008 through a private transaction);

     (g) The Republic will pay (i) any stamp duty, issue, registration, documentary or other taxes and duties, including interest and penalties payable on or in connection with the creation, issue and offering of the Securities or the enforcement or delivery of this Agreement, the Fiscal Agency Agreement or the Securities and imposed by Venezuela, the United States or Luxembourg or by any subdivision of or authority in any of the foregoing countries; and (ii) in addition to any amount payable by it under this Agreement, any value added, turnover or similar tax payable in Venezuela in respect of that amount, including any withholding taxes which may be payable to the Underwriters pursuant to Section 1(k) hereof or any element of the fees and expenses payable pursuant to Section 6 hereof (and references in this Agreement to any such amount shall be deemed to include any such taxes so payable in addition to it);

     (h) The Republic agrees to make generally available to its securityholders, as soon as practicable, a statement in the English language of the revenues and expenditures of the Republic covering the first full fiscal year of the Republic commencing after the date hereof which will satisfy Section 11(a) of the Act and the rules and regulations of the Commission thereunder; and

     (i) The Republic agrees that it will make an application for the Securities to be listed on the Luxembourg Stock Exchange (the “Stock Exchange”). If such application is denied by the Stock Exchange, or the Securities are otherwise not listed on the Stock Exchange within 90 days of the Time of Delivery, the Republic will use its best efforts to obtain, and thereafter to maintain, a quotation for, or listing of, the Securities on such other stock exchange as is commonly used for the quotation or listing of debt securities as it may, with the approval of the Underwriters (such approval not to be unreasonably withheld), decide. The Republic agrees to use its best efforts to maintain such listing for as long as any of the Securities are outstanding. However, if the maintenance of such listing becomes unduly onerous, the Republic will use its best efforts to obtain, and thereafter to maintain, a quotation for, or listing of, the Securities on such other stock exchange as is commonly used for the quotation or listing of debt securities as it may, with the approval of the Underwriters (such approval not to be unreasonably withheld), decide. The Republic confirms the arrangements made on its behalf by the Underwriters for announcements in respect of the Republic to be published on such dates and in such newspapers or other publications as may be required in order to obtain the listing of the Securities on the Stock Exchange.

     6. Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Republic will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs of reproducing and distributing this Agreement, the Fiscal Agency Agreement, the Securities and the Banco Central Undertaking; (iii) the fees and expenses of the Republic’s U.S. and Venezuelan counsel; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as each Underwriter may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (v) any fees charged by any of Standard & Poor’s, Moody’s or Fitch for rating the Securities; (vi) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the National Association of Securities Dealers, Inc.; (vii) all expenses incurred by the Republic in connection with any “road show” presentation to potential investors; (viii) all expenses and application fees related to the listing of the Securities on the Luxembourg Stock Exchange; (ix) the costs incident to the preparation and printing of the Registration Statement, the Prospectus (including all exhibits, amendments and supplements thereto relating to the Securities), as amended or supplemented, and the distribution thereof; and (x) the fees and expenses of the Fiscal Agent and any paying agent (including related fees and expenses of any counsel to such parties). The Underwriters will pay or cause to be paid the fees and expenses of the Underwriters’ U.S. and Venezuelan counsel.

     (b) If (i) any of the Underwriters decline to purchase the Securities for any reason permitted under this Agreement or (ii) the Republic for any reason fails to deliver the Securities to the Underwriters (other than in response to the Underwriters’ failure to pay the purchase price for the Securities as provided herein), then the Republic will reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel, costs incident to any “road show” presentation to potential investors, and costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus (including all exhibits, amendments and supplements thereto), as amended or supplemented, and the distribution thereof) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby, provided, however, that the Republic shall not be required to reimburse the Underwriters for more than US$250,000 of such expenses. Any such reimbursement shall be payable solely and exclusively in U.S. dollars.

     7. Conditions. The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Republic herein are, at and as of the Time of Delivery, true and correct, the condition that the Republic shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

     (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 1(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

     (b) United States counsel for the Underwriters shall have furnished to you such opinion or opinions, dated the Time of Delivery, with respect to the Securities, this Agreement, the Fiscal Agency Agreement, the Registration Statement and the Prospectus as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

     (c) United States counsel for the Republic shall have furnished to you their written opinion and their letter, each dated the Time of Delivery, in the forms attached hereto as Annex I and Annex II;

     (d) Venezuelan counsel for the Republic shall have furnished to you their written opinion, dated the Time of Delivery, in the form attached hereto as Annex III;

     (e) Venezuelan counsel for the Underwriters shall have furnished to you their written opinion, dated the Time of Delivery, in the form attached hereto as Annex IV;

     (f) The legal counsel to Banco Central de Venezuela shall have furnished to you his written opinion, dated the Time of Delivery, in form attached hereto as Annex V;

     (g) Since the respective dates as of which information is given in the Prospectus as amended or supplemented there shall not have been any material adverse change in the condition (financial or other), prospects or general affairs (including, without limitation, Venezuelan currency exchange rates or exchange controls, or in Venezuelan taxation affecting the Securities) of the Republic, otherwise than as set forth in or contemplated in the Prospectus as amended or supplemented, the effect of which, in any such case, is in the Underwriters’ judgment such as to make it impracticable or inadvisable to proceed with the purchase, sale or delivery of the Securities on the terms and in the manner contemplated by the Prospectus as amended or supplemented and this Agreement;

     (h) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Republic’s debt securities by any of Standard & Poor’s, Moody’s or Fitch; (ii) none of such organizations shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Republic’s debt securities; (iii) the Republic will not have been aware that any of Standard & Poor’s, Moody’s or Fitch has announced that it will have under surveillance or review, with possible negative implications, its rating of any of the Republic’s debt securities; and (iv) the Republic will not have been informed by any of Standard & Poor’s, Moody’s or Fitch that it intends or is contemplating any downgrading in any rating accorded to the Republic’s debt securities or any announcement that it will have under surveillance or review, with possible negative implications, its rating of any of the Republic’s debt securities;

     (i) The Republic shall have made application for the Securities to be duly listed on the Luxembourg Stock Exchange;

     (j) Subsequent to the execution and delivery of this Agreement and on or prior to the Time of Delivery there shall not have occurred any of the following: (A) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the London Stock Exchange or the Luxembourg Stock Exchange; (B) a formal suspension or limitation of trading of any securities of the Republic on any international exchange; (C) a general moratorium on commercial banking activities in New York, London or the Republic declared by either United States or New York State authorities or authorities of London or the Republic, respectively, or a material disruption in commercial banking or securities settlement or clearance services in the United States, the United Kingdom or the Republic; (D) the outbreak or escalation of hostilities or any calamity or crisis involving the United States, the United Kingdom or the Republic or the declaration by the United States, the United Kingdom or the Republic of a national emergency or war, if the effect of any such event specified in clauses (A), (B), (C) or (D) in your judgment makes it impracticable or inadvisable to proceed with the purchase, sale or delivery of the Securities on the terms and in the manner contemplated by the Prospectus as amended or supplemented and this Agreement; or (E) any change in national or international, monetary, financial, economic or political conditions or currency exchange rates or foreign exchange controls which in your judgment would materially and adversely affect the international financial markets or the marketing of the Securities;

     (k) The Republic shall have furnished to you, at the Time of Delivery, a certificate in English, dated the Time of Delivery, of the Minister of Finance or the Head of the National Office of Public Credit of the Republic or his duly authorized designee, in which such official shall state that, to the best of his knowledge after reasonable investigation: (i) the representations and warranties of the Republic in this Agreement are true and correct in all material respects with the same effect as though such representations and warranties had been made at and as of the respective date of such certificate (other than such representations and warranties which are made as of a specified date), (ii) the Republic has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the respective date of such certificate and (iii) no proceeding has been initiated, or to the best of his knowledge, threatened to restrain or enjoin the issuance or delivery of the Securities by the Republic or in any manner to question the laws, proceedings, directives, resolutions, approvals, consents or orders under which the Securities will be issued or sold or to question the validity of the Securities and none of said laws, proceedings, directives, resolutions, approvals, consents or orders has been repealed, revoked or rescinded in whole or in part;

     (l) The Minister of Finance or the Head of the National Office of Public Credit of the Republic or his duly authorized designee, shall have furnished to you at the Time of Delivery a certificate in English, dated the Time of Delivery, to the effect that as of its effective date, the Registration Statement and any further amendment thereto made by the Republic did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; that the Prospectus, as supplemented by the Prospectus Supplement (and any further amendment or supplement thereto made by the Republic prior to the Time of Delivery) as of the date of the Prospectus Supplement, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; that all statistical information in the Registration Statement and the Prospectus and any further amendment or supplement thereto is presented on a basis consistent with public official documents of the Republic; and that, as of the date of such certificate, neither the Registration Statement nor the Prospectus or any further amendment or supplement thereto made by the Republic prior to the Time of Delivery contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing certification shall not apply to the statements in or omissions from the Registration Statement or the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Republic in writing by you expressly for use in the Registration Statement or the Prospectus or any amendment or supplement thereto;

     (m) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Time of Delivery, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Time of Delivery, prevent the issuance or sale of the Securities; and

     (n) The Republic shall have furnished to you at the Time of Delivery such further information, certificates and documents as you may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Underwriters.

     8. Indemnification.

     (a) The Republic agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages, reasonable and documented expenses or liabilities (or actions in respect thereof) to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages, reasonable and documented expenses or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Republic shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Republic by the Underwriters expressly for use therein.

     (b) Each Underwriter agrees to indemnify and hold harmless the Republic against any losses, claims, damages, reasonable and documented expenses or liabilities (or actions in respect thereof) to which the Republic may become subject, under the Act or otherwise, insofar as such losses, claims, damages, reasonable and documented expenses or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Republic by the Underwriters expressly for use therein; and will reimburse the Republic for any legal or other expenses reasonably incurred by the Republic in connection with investigating or defending any such action or claim as such expenses are incurred.

     (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them; provided, however, that an indemnifying party shall not, in connection with any one such action or separate but substantially similar actions arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties, except to the extent that local counsel, in addition to its regular counsel, is required in order to effectively defend against such action. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. The indemnifying party shall not be liable for any settlement or compromise of, or consent to the entry of any judgment in, any pending or threatened proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the indemnifying party of such request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

     (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Republic on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Republic on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Republic on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Republic bears to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Republic on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Republic and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting and not joint.

     (e) The obligations of the Republic under this Section 8 shall be in addition to any liability which the Republic may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and to each of the Underwriters’ agents, employees, officers and directors and the agents, employees, officers and directors of such controlling person; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each official of the Republic who is responsible under applicable law for the information set forth in the Registration Statement, including its authorized representative in the United States.

     9. Default of Underwriters.

     (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, the non-defaulting Underwriter may in its discretion arrange for it or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the non-defaulting Underwriter does not arrange for the purchase of such Securities, then the Republic shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the non-defaulting Underwriter to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the non-defaulting Underwriter notifies the Republic that it has so arranged for the purchase of such Securities, or the Republic notifies it that the Republic has so arranged for the purchase of such Securities, the non-defaulting Underwriter or the Republic shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Republic agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the non-defaulting Underwriter’s opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

     (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter by the non-defaulting Underwriter and the Republic as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Republic shall have the right to require the non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder and, in addition, to require the non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter by the non-defaulting Underwriter and the Republic as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Republic shall not exercise the right described in subsection (b) above to require the non-defaulting Underwriter to purchase Securities of the defaulting Underwriter, then this Agreement shall thereupon terminate, without liability on the part of the non-defaulting Underwriter or the Republic, except for the expenses to be borne by the Republic and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     10. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Republic and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Republic, or any officer or director or controlling person of the Republic, and shall survive delivery of and payment for the Securities.

     11. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by prepaid international courier service or facsimile transmission to:

Deutsche Bank AG London
Winchester House, 1 Great Winchester Street
London EC2N 2DB

Attention: Syndicate Desk
Facsimile: 44 207 545 4455

UBS Securities LLC
677 Washington Boulevard
Stamford, Connecticut 06901
Attention: Debt Capital Markets
Facsimile: (203) 719-1620

With a copy (which shall not constitute notice) to:

UBS Securities LLC
677 Washington Boulevard
Stamford, Connecticut 06901
Attention: Legal and Compliance Department
Facsimile: (203) 719-0680

and if to the Republic, to

Ministerio de Finanzas de la República Bolivariana de Venezuela
Oficina Nacional de Crédito Público
Avenida Urdaneta
Edificio del Ministerio de Finanzas
Caracas, Venezuela
Attention: Jefe de la Oficina Nacional de Crédito Público
Facsimile: (58212) 802-1893
Telephone: (58212) 802-1887

Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     12. Binding Effect. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Republic and, to the extent provided in Section 8 hereof, employees of the Republic and each person who controls any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

     13. Jurisdiction.

     (a) The Republic agrees that any suit, action or proceeding against it or its properties, assets or revenues with respect to this Agreement (a “Related Proceeding”) shall be brought exclusively in the Supreme Court of the State of New York, County of New York; in the United States District Court for the Southern District of New York; in the High Court of Justice in London, England; or in the courts of Venezuela that sit in Caracas, as the person bringing such Related Proceeding may elect in its sole discretion, provided that if none of the courts specified above located in the country in which such person has elected to bring such Related Proceeding is a court that has jurisdiction of the subject matter or is otherwise competent under applicable law to hear and determine such proceeding, such Related Proceeding may be brought in such other court located in such country as shall have jurisdiction of the subject matter or be otherwise competent under applicable law to hear and determine such Related Proceeding, or if such Related Proceeding seeks relief or a judgment that is enforceable only against any of its properties, assets or revenues that are subject to the jurisdiction of any other court located in the countries listed above and is limited to the value of such properties, assets or revenues, such Related Proceeding may be brought in any such court (all such courts described in this sentence being called herein “Specified Courts”). The Republic also agrees that any judgment obtained in any of the Specified Courts arising out of any Related Proceeding may be enforced or executed in any Specified Court or any other court of competent jurisdiction whatsoever, and any judgment obtained in any such other court as a result of such enforcement or execution may be enforced or executed in any such other court of competent jurisdiction (all such courts other than Specified Courts being called herein “Other Courts”), by means of a suit on the judgment or in any other manner provided by law. The Republic hereby irrevocably submits to the exclusive jurisdiction of each of the Specified Courts for the purpose of any Related Proceeding and, solely for the purpose of enforcing or executing any judgment referred to in the preceding sentence (a “Related Judgment”), of each Specified Court and each Other Court. The agreement made by the Republic in this Section 13(a) with respect to jurisdiction is made solely with respect to Related Proceedings and the enforcement or execution of Related Judgments and under no circumstances shall it be interpreted as a general agreement by the Republic with respect to proceedings unrelated to this Agreement.

     (b) The Republic agrees that service of all writs, process and summonses in any Related Proceeding or any suit, action or proceeding to enforce or execute any Related Judgment brought against it in the State of New York may be made upon the Consul General of the Republic of Venezuela or, in his or her absence or incapacity, any official of the Consulate of Venezuela, presently located at 7 East 51st Street, New York, New York 10022, U.S.A., as its authorized agent (the “New York Process Agent”), and service of all writs, process and summonses in any Related Proceeding or any suit, action or proceeding to enforce or execute any Related Judgment brought against it in England may be made upon the person in charge of consular affairs at the Embassy of the Republic of Venezuela, presently located at One Cromwell Road, London SW7 2HW, England (the “London Process Agent” and, together with the New York Process Agent, the “Process Agents”), and the Republic appoints each Process Agent as its agent to accept such service of any and all such writs, process and summonses, and agrees that the failure of any of the Process Agents to give any notice to it of any such service of process shall not impair or affect the validity of such service or of any judgment based thereon. The Republic agrees to maintain at all times an agent with offices in New York to act as its New York Process Agent, and an agent with offices in London to act as its London Process Agent as aforesaid (each such agent to be appointed by a power of attorney hereto granted before a Venezuelan notary public) and the Republic hereby agrees that each such power of attorney shall provide that it may not be revoked unless an alternative agent for service of process with an office in New York or London, as the case may be, shall have been appointed and the Underwriters shall have been given notice thereof). Nothing herein shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

     (c) The Republic irrevocably consents to and waives any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in any of the Specified Courts or to the laying of venue of any suit, action or proceeding brought solely for the purpose of enforcing or executing any Related Judgment in any of the Specified Courts or Other Courts, and further irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any Related Proceeding or any such suit, action or proceeding in any such court.

     (d) To the extent that the Republic or any of its revenues, assets or properties shall be entitled, with respect to any Related Proceeding at any time brought against the Republic or any of its revenues, assets or properties in any jurisdiction in which any Specified Court is located, or with respect to any suit, action or proceeding at any time brought solely for the purpose of enforcing or executing any Related Judgment in any jurisdiction in which any Specified Court or Other Court is located, to any immunity from suit, from the jurisdiction of any such court, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, and to the extent that in any such jurisdiction there shall be attributed such an immunity, the Republic irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction (including, without limitation, the Foreign Sovereign Immunities Act of 1976 of the United States) and consents generally for the purposes of the State Immunity Act of 1978 of the United Kingdom to the giving of any relief or the issue of any process in connection with any Related Proceeding or Related Judgment, provided that such agreement and waiver, insofar as it relates to any jurisdiction other than a jurisdiction in which a Specified Court is located, is given solely for the purpose of enabling the Underwriters to enforce or execute a Related Judgment. In addition, to the extent that the Republic or any of its revenues, assets or properties shall be entitled, in any jurisdiction, to any immunity from setoff, banker’s lien or any similar right or remedy, and to the extent that there shall be attributed, in any jurisdiction, such an immunity, the Republic hereby irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction with respect to any claim, suit, action, proceeding, right or remedy arising out of or in connection with this Agreement.

     Notwithstanding the foregoing, it is understood that the Republic and its properties located within Venezuela have immunity from setoff, attachment prior to judgment or in aid of execution and from execution of judgment in actions and proceedings in Venezuela, as provided by the laws of the Republic.

     (e) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder to the Underwriters in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Underwriters could purchase the first currency with such other currency in the city which is the principal financial center of the country of issue of the first currency on the day two business days preceding the day on which final judgment is given.

     (f) The obligation of the Republic in respect of any sum payable by it to the Underwriters hereunder shall, notwithstanding any judgment in a currency (the “judgment currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the business day following receipt by the Underwriters of any sum adjudged to be so due in the judgment currency, the Underwriters may in accordance with normal banking procedures purchase the Agreement Currency with the judgment currency; if the amount of the Agreement Currency so purchased is less than the sum originally due in the Agreement Currency the Republic agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Underwriters against such loss, and if the amount of the Agreement Currency so purchased exceeds the sum originally due to the Underwriters, the Underwriters agree to remit to the Republic such excess, provided that the Underwriters shall have no obligation to remit any such excess as long as the Republic shall have failed to pay the Underwriters any obligations due and payable under this Agreement, in which case such excess may be applied to such obligations of the Republic hereunder in accordance with the terms of this Agreement.

     14. Time of Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

     15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except for any conflict of law principles that would cause the laws of any other jurisdiction to apply.

     16. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Republic.

Very truly yours, BOLIVARIAN REPUBLIC OF VENEZUELA
By:
Name:
Title:

Accepted as of the date hereof:

DEUTSCHE BANK AG LONDON

By:

Name:
Title:

By:

Name:
Title:

UBS SECURITIES LLC
By:

Name:
Title:

By:

Name:
Title:

Annex I

[A&P — Form of Opinion]

Annex II

[A&P — Form of Disclosure Letter]

Annex III

[Ramos Ferreira y Vera, S.C. — Form of Opinion]

Annex IV

[DRB – Form of Opinion]

Annex V

[Banco Central – Form of Opinion]

Schedule I

Principal Amount of Securities
Underwriter	to be Purchased
Deutsche Bank AG London	€500,000,000
UBS Securities LLC	€500,000,000
Total	€1,000,000,000